UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2009

NF ENERGY SAVING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 - Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 2560-9750

NF Energy Saving Corporation of America
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03       Material Modification to Rights of Security Holders.

On August 24, 2009, NF Energy Saving Corporation of America (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation changing the Company’s name to NF Energy Saving Corporation and implementing a 3-for-1 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 (the "Common Stock").

Pursuant to the Reverse Stock Split, on August 26, 2009, every three shares of the Company's issued and outstanding Common Stock were converted into one share of Common Stock. Any fractional shares resulting from the Reverse Stock Split were rounded up to the next whole share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company's Common Stock was decreased from 39,872,704 pre-split shares to approximately 13,290,901 shares after giving effect to the Reverse Stock Split. Also in connection with the Reverse Stock Split, the Company’s OTC Bulletin Board ticker symbol was changed from “NFES” to “NFEC.”

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated August 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: August 26, 2009	By:	/s/ Gang Li
Gang Li
President and Chief Executive Officer